UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 11, 2005

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-564-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2005, Suzanne Hammett joined Radian as Executive Vice President, Chief Risk Officer. Radian expects to enter into a change in control agreement with Ms. Hammett in the form filed as Exhibit 10.3 to Radian’s Form 10-K for the year ended December 31, 2001, with severance continuation payments of 18-months salary. In addition to participation in Radian’s deferred compensation plan, pension plan, supplemental executive retirement plan and other plans in which Radian’s executive officer’s participate, Ms. Hammett is eligible for annual stock option awards and is eligible to participate in Radian’s performance share plan. Ms. Hammett’s other compensation arrangements include the following:

2005 Base Salary	2005 Bonus (1)	Shares of Restricted Stock (2)	Payment in Lieu of Relocation Costs (3)
$335,000	$418,750	10,000	$120,000

(1)	Guaranteed payable in full for 2005.
(2)	Vest ratably on the first three anniversaries of the grant date.
(3)	Payable monthly over a 12-month period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: July 12, 2005	By:	/s/ David L. Coleman
David L. Coleman
Vice President, Corporate & Securities Counsel